Exhibit 99

News Release		The Ryland Group, Inc. www.ryland.com

FOR IMMEDIATE RELEASE	CONTACT:	Drew Mackintosh, VP, Investor Relations and
Corporate Communications (805) 367-3722

RYLAND REPORTS RESULTS FOR THE FOURTH QUARTER OF 2011

WESTLAKE VILLAGE, Calif. (January 26, 2012) — The Ryland Group, Inc. (NYSE: RYL), today announced results for its quarter ended December 31, 2011.  Items of note included:

•                  Net income from continuing operations totaled $1.3 million, or $0.03 per diluted share, for the quarter ended December 31, 2011, which included pretax charges of $1.1 million, or $0.03 per diluted share, related to inventory and other valuation adjustments and write-offs;

•                  New orders increased 23.8 percent to 910 units for the fourth quarter of 2011 from 735 units for the fourth quarter of 2010;

•                  Closings rose 16.4 percent to 986 units for the quarter ended December 31, 2011, compared to 847 units for the same period in the prior year;

•                  Backlog increased 31.4 percent to 1,481 units at December 31, 2011, from 1,127 units at December 31, 2010;

•                  Active communities increased to 211 communities at December 31, 2011, from 193 communities at December 31, 2010;

•                  Revenues totaled $261.8 million for the quarter ended December 31, 2011, representing a 21.7 percent increase from the quarter ended December 31, 2010;

•                  Average closing price increased to $255,000 for the quarter ended December 31, 2011, from $246,000 for the same period in 2010;

•                  Housing gross profit margin was 16.3 percent, excluding inventory and other valuation adjustments, for the fourth quarter of  2011, compared to 14.6 percent for the fourth quarter of 2010.  Including inventory and other valuation adjustments, housing gross profit margin was 16.0 percent for the fourth quarter of 2011, compared to 8.7 percent for the same period in 2010;

•                  Selling, general and administrative and corporate expense totaled 14.3 percent of homebuilding revenues for the fourth quarter of 2011, compared to 15.7 percent for the fourth quarter of 2010;

•                  Cash, cash equivalents and marketable securities totaled $563.2 million at December 31, 2011; and

•                  Net debt-to-capital ratio was 36.7 percent at December 31, 2011, compared to 22.0 percent at December 31, 2010.  (Net debt-to-capital ratio is calculated as debt, net of cash, cash equivalents and marketable securities, divided by the sum of debt and total stockholders’ equity, net of cash, cash equivalents and marketable securities.)

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RYLAND FOURTH-QUARTER RESULTS

RESULTS FOR THE FOURTH QUARTER OF 2011

For the quarter ended December 31, 2011, the Company reported net income of $1.3 million, or $0.03 per diluted share, compared to a net loss of $16.8 million, or $0.38 per diluted share, for the same period in 2010.  Pretax charges that related to inventory and other valuation adjustments and write-offs totaled $1.1 million, or $0.03 per diluted share, and $12.6 million, or $0.29 per diluted share, for the quarters ended December 31, 2011 and 2010, respectively.  Additionally, the Company had pretax charges related to debt repurchases that totaled $274,000 for the quarter ended December 31, 2011.

The homebuilding segments reported pretax earnings of $7.0 million for the fourth quarter of 2011, compared to a pretax loss of $14.8 million for the same period in 2010.  This increase was primarily due to higher closing volume; lower inventory and other valuation adjustments and write-offs; a decline in interest expense; and a reduced selling, general and administrative expense ratio.

Homebuilding revenues increased 21.9 percent to $254.9 million for the fourth quarter of 2011, compared to $209.0 million for the same period in 2010.  This rise in homebuilding revenues was primarily attributable to a 16.4 percent increase in closings that totaled 986 units for the quarter ended December 31, 2011, compared to 847 units for the same period in the prior year.  For the quarter ended December 31, 2011, the average closing price of a home increased 3.7 percent to $255,000 from $246,000 for the same period in 2010.  Homebuilding revenues for the fourth quarter of 2011 included $3.1 million from land sales, which resulted in pretax earnings of $228,000, compared to homebuilding revenues for the fourth quarter of 2010 that included $412,000 from land sales, which resulted in pretax earnings of $120,000.

New orders of 910 units for the quarter ended December 31, 2011, represented a 23.8 percent increase, compared to new orders of 735 units for the same period in 2010.  The Company had an average monthly sales absorption rate of 1.4 homes per community for the quarter ended December 31, 2011, versus 1.3 homes per community for the quarter ended December 31, 2010.  For the fourth quarter of 2011, new order dollars increased 31.6 percent to $234.0 million from $177.8 million for the fourth quarter of 2010.  At December 31, 2011, backlog increased 31.4 percent to 1,481 units from 1,127 units at December 31, 2010.  At December 31, 2011, the dollar value of the Company’s backlog was $381.8 million, reflecting a 34.0 percent increase from December 31, 2010.

Housing gross profit margin was 16.3 percent, excluding inventory and other valuation adjustments, for the quarter ended December 31, 2011, compared to 14.6 percent for the quarter ended December 31, 2010.  Including inventory and other valuation adjustments, housing gross profit margin was 16.0 percent for the fourth quarter of 2011, compared to 8.7 percent for the fourth quarter of 2010.  This improvement in housing gross profit margin for the quarter ended December 31, 2011, compared to the quarter ended December 31, 2010, was primarily attributable to a decline in land and direct construction costs; lower inventory and other valuation adjustments and write-offs; and a higher leverage of direct overhead expense due to an increase in the

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RYLAND FOURTH-QUARTER RESULTS

number of homes delivered.  Sales incentives and price concessions totaled 10.8 percent for the fourth quarter of 2011, compared to 11.6 percent for the same period in 2010.

Selling, general and administrative expense totaled 11.5 percent of homebuilding revenues for the fourth quarter of 2011, compared to 13.1 percent for the fourth quarter of 2010.  This decrease in the selling, general and administrative expense ratio was primarily attributable to higher leverage that resulted from an increase in revenues, as well as to cost-saving initiatives, which were partially offset by $528,000 in severance and other one-time expenditures.  The homebuilding segments recorded $3.9 million of interest expense during the fourth quarter of 2011, compared to $5.7 million of interest expense during the fourth quarter of 2010.  This decrease in interest expense from the fourth quarter of 2010 was primarily due to the capitalization of a greater amount of interest incurred during the fourth quarter of 2011, which resulted from a higher level of inventory under development, and to lower debt outstanding.

Corporate expense totaled $7.0 million for the quarter ended December 31, 2011, compared to $5.4 million for the same period in 2010.  This increase was due, in part, to higher severance charges and fluctuations in the Company’s stock price that impacted compensation expense.

During the fourth quarter of 2011, the Company used $36.7 million of cash for operating activities, used $10.3 million of cash for investing activities and provided $52.0 million of cash from financing activities.

For the quarter ended December 31, 2011, the financial services segment reported pretax earnings of $437,000, compared to pretax earnings of $1.7 million for the same period in 2010.  This decrease was primarily attributable to lower income related to the Company’s insurance captive, partially offset by increased origination income due to a 3.8 percent rise in volume and by higher title income.

The Company’s net loss from discontinued operations totaled $451,000, or $0.01 per diluted share, for the quarter ended December 31, 2011, compared to a net loss of $2.3 million, or $0.05 per diluted share, for the same period in 2010.

ANNUAL RESULTS FOR 2011

For the year ended December 31, 2011, the Company’s net loss totaled $29.9 million, or $0.67 per diluted share, compared to a net loss of $80.7 million, or $1.83 per diluted share, for the year ended December 31, 2010.  Pretax charges that related to inventory and other valuation adjustments and write-offs totaled $17.3 million, or $0.39 per diluted share, and $41.9 million, or $0.95 per diluted share, for the years ended December 31, 2011 and 2010, respectively.  Additionally, the Company had pretax charges related to debt repurchases that totaled $1.6 million and $19.3 million for the years ended December 31, 2011 and 2010, respectively.

The homebuilding segments reported a pretax loss of $16.8 million for the twelve months of 2011, compared to a pretax loss of $42.7 million for the twelve months of 2010.  This decrease in loss was primarily due to lower inventory and other valuation adjustments and write-offs and to a decline in interest expense, partially offset by reduced closing volume and a higher selling, general and administrative expense ratio.

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RYLAND FOURTH-QUARTER RESULTS

Homebuilding revenues fell 11.1 percent to $862.6 million for the twelve months of 2011, compared to $969.8 million for the twelve months of 2010.  This decrease in homebuilding revenues was primarily attributable to a 13.4 percent decline in closings that totaled 3,413 units for the year ended December 31, 2011, compared to 3,939 units for the year ended December 31, 2010.  For the twelve months of 2011, the average closing price of a home increased 2.4 percent to $251,000 from $245,000 for the same period in 2010.  Homebuilding revenues for both the years ended December 31, 2011 and 2010, included $5.4 million from land sales, which resulted in pretax earnings of $426,000 and $900,000, respectively.

Housing gross profit margin was 15.6 percent, excluding inventory and other valuation adjustments, for the year ended December 31, 2011, compared to 14.9 percent for the year ended December 31, 2010.  Including inventory and other valuation adjustments, housing gross profit margin was 14.6 percent for the twelve months of 2011, compared to 11.4 percent for the twelve months of 2010.  This improvement in housing gross profit margin for the year ended December 31, 2011, compared to the year ended December 31, 2010, was primarily attributable to lower inventory and other valuation adjustments and write-offs; reduced direct construction and land costs; and the recovery of Chinese drywall warranty costs from third parties, partially offset by lower leverage of direct overhead expense due to a decrease in the number of homes delivered.  Sales incentives and price concessions totaled 11.2 percent for the twelve months of 2011, compared to 11.3 percent for the twelve months of 2010.

Selling, general and administrative expense totaled 13.4 percent of homebuilding revenues for the twelve months of 2011, compared to 12.9 percent for the twelve months of 2010.  This increase in the selling, general and administrative expense ratio for the twelve months of 2011, compared to the twelve months of 2010, was primarily attributable to lower leverage that resulted from a decline in revenues and to severance charges, partially offset by cost-saving initiatives.  Selling, general and administrative expense dollars for the year ended December 31, 2011, decreased $9.1 million from the year ended December 31, 2010.  The homebuilding segments recorded $18.3 million of interest expense during the twelve months of 2011, compared to $24.4 million of interest expense during the twelve months of 2010.  This decrease in interest expense from the twelve months of 2010 was primarily due to the capitalization of a greater amount of interest incurred during the twelve months of 2011, which resulted from a higher level of inventory under development, and to lower debt outstanding.

Corporate expense totaled $23.9 million for the year ended December 31, 2011, compared to $25.1 million for the year ended December 31, 2010.  This decrease in corporate expense for the twelve months of 2011, compared to the twelve months of 2010, was primarily due to lower operating expenses, partially offset by higher severance charges.

For the year ended December 31, 2011, the financial services segment reported pretax earnings of $5.7 million, compared to pretax earnings of $845,000 for the year ended December 31, 2010.  This improvement was primarily attributable to decreases in loan indemnification expense and overhead costs, partially offset by

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RYLAND FOURTH-QUARTER RESULTS

lower origination income due to a 19.1 percent decline in volume and by lower income related to the Company’s insurance captive.

The Company’s net loss from discontinued operations totaled $20.9 million, or $0.47 per diluted share, for the year ended December 31, 2011, compared to a net loss of $4.4 million, or $0.10 per diluted share, for the year ended December 31, 2010.  Pretax charges that related to inventory and other valuation adjustments and write-offs for the twelve months of 2011 and 2010 totaled $16.0 million, or $0.36 per diluted share, and $2.1 million, or $0.05 per diluted share, respectively, for discontinued operations.

OVERALL EFFECTIVE TAX RATE

The Company had an overall effective income tax benefit rate of 5.3 percent for the year ended December 31, 2011, compared to an overall effective income tax rate of 0.2 percent for the year ended December 31, 2010.  For the years ended December 31, 2011 and 2010, the Company recorded net valuation allowances against its deferred taxes assets of $16.6 million and $32.7 million, respectively.  As of December 31, 2011, the balance of the Company’s deferred tax valuation allowance was $270.5 million.

FINANCIAL SERVICES CREDIT FACILITY

In December 2011, Ryland Mortgage Company and its subsidiaries and RMC Mortgage Corporation (collectively referred to as “RMC”) entered into a $50.0 million warehouse line of credit with JPMorgan Chase Bank, N.A.  This facility is used to fund, and is secured by, mortgages originated by RMC, pending the sale of those mortgages by RMC.  This facility will expire in December 2012.  As of December 31, 2011, the balance on this credit facility was $49.9 million.

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RYLAND FOURTH-QUARTER RESULTS

Headquartered in Southern California, Ryland is one of the nation’s largest homebuilders and a leading mortgage-finance company.  Since its founding in 1967, Ryland has built more than 295,000 homes and financed more than 245,000 mortgages.  The Company currently operates in 13 states across the country and is listed on the New York Stock Exchange under the symbol “RYL.”  For more information, please visit www.ryland.com.

Note:  Certain statements in this press release may be regarded as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and may qualify for the safe harbor provided for in Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations and beliefs concerning future events, and no assurance can be given that the future results described in this press release will be achieved. These forward-looking statements can generally be identified by the use of statements that include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “foresee,” “goal,” “intend,” “likely,” “may,” “plan,” “project,” “should,” “target,” “will” or other similar words or phrases. All forward-looking statements contained herein are based upon information available to the Company on the date of this press release. Except as may be required under applicable law, the Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. The factors and assumptions upon which any forward-looking statements herein are based are subject to risks and uncertainties which include, among others:

•                  economic changes nationally or in the Company’s local markets, including volatility and increases in interest rates, the impact of, and changes in, government stimulus, tax and deficit reduction programs, inflation, changes in consumer demand and confidence levels and the state of the market for homes in general;

•                  changes and developments in the mortgage lending market, including revisions to underwriting standards for borrowers and lender requirements for originating and holding mortgages, changes in government support of and participation in such market, and delays or changes in terms and conditions for the sale of mortgages originated by the Company;

•                  the availability and cost of land and the future value of land held or under development;

•     increased land development costs on projects under development;

•     shortages of skilled labor or raw materials used in the production of homes;

•     increased prices for labor, land and materials used in the production of homes;

•     increased competition, including continued competition and price pressure from distressed home sales;

•     failure to anticipate or react to changing consumer preferences in home design;

•                  increased costs and delays in land development or home construction resulting from adverse weather conditions or other factors;

•                  potential delays or increased costs in obtaining necessary permits as a result of changes to laws, regulations or governmental policies (including those that affect zoning, density, building standards, the environment and the residential mortgage industry);

•                  delays in obtaining approvals from applicable regulatory agencies and others in connection with the Company’s communities and land activities;

•     changes in the Company’s effective tax rate and assumptions and valuations related to its tax accounts;

•     the risk factors set forth in the Company’s most recent Annual Report on Form 10-K; and

•     other factors over which the Company has little or no control.

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Five financial-statement pages to follow.

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

(in thousands, except share data)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
REVENUES
Homebuilding	$254,912	$209,043	$862,604	$969,818
Financial services	6,840	6,027	28,129	32,134
TOTAL REVENUES	261,752	215,070	890,733	1,001,952

EXPENSES
Cost of sales	214,922	186,804	744,138	859,386
(Income) loss from unconsolidated joint ventures	(326)	3,923	976	3,705
Selling, general and administrative	29,413	27,405	115,955	125,021
Financial services	6,403	4,359	22,390	31,289
Corporate	6,970	5,350	23,932	25,125
Interest	3,874	5,720	18,348	24,389
TOTAL EXPENSES	261,256	233,561	925,739	1,068,915

OTHER INCOME (LOSS)
Gain from marketable securities, net	592	1,476	3,882	5,774
Loss related to early retirement of debt, net	(274)	-	(1,608)	(19,308)
TOTAL OTHER INCOME (LOSS)	318	1,476	2,274	(13,534)
Income (loss) from continuing operations before taxes	814	(17,015)	(32,732)	(80,497)
Tax (benefit) expense	(449)	(225)	(2,865)	195
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	1,263	(16,790)	(29,867)	(80,692)

Loss from discontinued operations, net of taxes	(451)	(2,349)	(20,883)	(4,447)

NET INCOME (LOSS)	$812	$(19,139)	$(50,750)	$(85,139)

NET INCOME (LOSS) PER COMMON SHARE
Basic
Continuing operations	$0.03	$(0.38)	$(0.67)	$(1.83)
Discontinued operations	(0.01)	(0.05)	(0.47)	(0.10)
Total	0.02	(0.43)	(1.14)	(1.93)
Diluted
Continuing operations	0.03	(0.38)	(0.67)	(1.83)
Discontinued operations	(0.01)	(0.05)	(0.47)	(0.10)
Total	$0.02	$(0.43)	$(1.14)	$(1.93)

AVERAGE COMMON SHARES
OUTSTANDING
Basic	44,410,279	44,150,493	44,357,470	44,050,013
Diluted	45,074,734	44,150,493	44,357,470	44,050,013

THE RYLAND GROUP, INC. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2011	2010

ASSETS
Cash, cash equivalents and marketable securities
Cash and cash equivalents	$159,363	$226,608
Restricted cash	56,799	74,788
Marketable securities, available-for-sale	347,016	437,795
Total cash, cash equivalents and marketable securities	563,178	739,191
Housing inventories
Homes under construction	319,476	260,505
Land under development and improved lots	413,569	374,695
Inventory held-for-sale	11,015	28,725
Consolidated inventory not owned	51,400	88,289
Total housing inventories	795,460	752,214
Property, plant and equipment	19,920	18,753
Other	165,262	91,881
Assets of discontinued operations	35,324	50,664
TOTAL ASSETS	1,579,144	1,652,703

LIABILITIES
Accounts payable	74,327	61,309
Accrued and other liabilities	140,930	145,592
Financial services credit facility	49,933	-
Debt	823,827	879,789
Liabilities of discontinued operations	6,217	4,351
TOTAL LIABILITIES	1,095,234	1,091,041

EQUITY
STOCKHOLDERS’ EQUITY
Preferred stock, $1.00 par value:
Authorized—10,000 shares Series A Junior
Participating Preferred, none outstanding	-	-
Common stock, $1.00 par value:
Authorized—199,990,000 shares
Issued—44,413,594 shares at December 31, 2011
(44,187,956 shares at December 31, 2010)	44,414	44,188
Retained earnings	405,109	453,801
Accumulated other comprehensive income	164	1,867
TOTAL STOCKHOLDERS’ EQUITY
FOR THE RYLAND GROUP, INC.	449,687	499,856
NONCONTROLLING INTEREST	34,223	61,806
TOTAL EQUITY	483,910	561,662
TOTAL LIABILITIES AND EQUITY	$1,579,144	$1,652,703

THE RYLAND GROUP, INC. and Subsidiaries

SEGMENT INFORMATION

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
EARNINGS (LOSS) BEFORE TAXES (in thousands)
Homebuilding
North	$557	$(3,315)	$(9,054)	$(15,842)
Southeast	1,874	(6,879)	(11,676)	(16,446)
Texas	3,987	756	9,243	(2,492)
West	611	(5,371)	(5,326)	(7,903)
Financial services	437	1,668	5,739	845
Corporate and unallocated	(6,652)	(3,874)	(21,658)	(38,659)
Discontinued operations	(451)	(2,349)	(20,883)	(4,447)
Total	$363	$(19,364)	$(53,615)	$(84,944)
NEW ORDERS
Units
North	254	214	1,190	1,097
Southeast	299	199	1,172	1,035
Texas	275	262	1,077	932
West	82	60	328	364
Discontinued operations	5	41	187	272
Total	915	776	3,954	3,700
Dollars (in millions)
North	$73	$57	$326	$289
Southeast	66	43	253	224
Texas	68	62	272	231
West	27	16	103	90
Discontinued operations	2	8	39	55
Total	$236	$186	$993	$889
CLOSINGS
Units
North	306	317	1,107	1,280
Southeast	298	239	988	1,154
Texas	289	214	1,044	974
West	93	77	274	531
Discontinued operations	54	62	214	306
Total	1,040	909	3,627	4,245
Average closing price (in thousands)
North	$274	$263	$271	$266
Southeast	220	214	218	225
Texas	257	248	251	249
West	304	270	293	231
Discontinued operations	229	194	208	202
Total	$254	$243	$249	$242
OUTSTANDING CONTRACTS			December 31,
Units			2011	2010
North			420	337
Southeast			521	337
Texas			433	400
West			107	53
Discontinued operations			33	60
Total			1,514	1,187
Dollars (in millions)
North			$121	$95
Southeast			111	74
Texas			112	101
West			38	15
Discontinued operations			7	12
Total			$389	$297
Average price (in thousands)
North			$288	$283
Southeast			214	219
Texas			258	252
West			353	285
Discontinued operations			220	207
Total			$257	$251

THE RYLAND GROUP, INC. and Subsidiaries

FINANCIAL SERVICES SUPPLEMENTAL INFORMATION

(in thousands, except origination data)

	Three months ended December 31,		Twelve months ended December 31,
RESULTS OF OPERATIONS	2011	2010	2011	2010
REVENUES
Income from origination and sale of mortgage loans, net	$4,287	$4,241	$19,873	$23,933
Title, escrow and insurance	1,882	1,677	7,097	7,700
Interest and other	671	109	1,159	501
TOTAL REVENUES	6,840	6,027	28,129	32,134
EXPENSES	6,403	4,359	22,390	31,289
PRETAX EARNINGS	$437	$1,668	$5,739	$845

OPERATIONAL DATA

Retail operations:
Originations (units)	711	689	2,556	3,183
Ryland Homes originations as a
percentage of total originations	99.9%	100.0%	100.0%	99.9%
Ryland Homes origination capture rate	73.0%	81.4%	75.7%	81.2%

OTHER CONSOLIDATED SUPPLEMENTAL INFORMATION

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
Interest incurred	$14,066	$14,344	$56,635	$55,615
Interest capitalized during the period	9,940	8,623	38,032	31,221
Amortization of capitalized interest included in cost of sales	10,010	7,866	32,068	40,791
Depreciation and amortization	2,833	3,620	11,312	16,399

THE RYLAND GROUP, INC. and Subsidiaries

NON-GAAP FINANCIAL DISCLOSURE RECONCILIATION

(in thousands)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010
HOUSING GROSS MARGINS
HOUSING REVENUES	$251,798	$208,631	$857,180	$964,419

HOUSING COST OF SALES
Cost of sales	210,695	178,213	723,791	820,630
Inventory valuation adjustments and write-offs	909	12,167	8,336	33,399
TOTAL HOUSING COST OF SALES	211,604	190,380	732,127	854,029

GROSS MARGINS	$40,194	$18,251	$125,053	$110,390
GROSS MARGIN PERCENTAGE	16.0%	8.7%	14.6%	11.4%

GROSS MARGINS, excluding inventory valuation adjustments and write-offs	$41,103	$30,418	$133,389	$143,789
GROSS MARGIN PERCENTAGE, excluding inventory valuation adjustments and write-offs	16.3%	14.6%	15.6%	14.9%

Gross margins on home sales, excluding inventory valuation adjustments, is a non-GAAP financial measure and is defined by the Company as revenue from home sales less costs of homes sold, excluding the Company’s inventory valuation adjustments recorded during the period. Management finds this to be a useful measure in evaluating the Company’s performance because it discloses the profit the Company generates on homes it actually delivered during the period, as the inventory valuation adjustments relate, in part, to inventory that was not delivered during the period.  It assists the Company’s management in making strategic decisions regarding its construction pace, product mix and product pricing based upon the profitability it generated on homes the Company currently delivers or sells.  The Company believes investors will also find gross margins on home sales, excluding inventory valuation adjustments, to be important and useful because it discloses a profitability measure that can be compared to a prior period without regard to the variability of inventory valuation adjustments. In addition, to the extent that the Company’s competitors provide similar information, disclosure of its gross margins on home sales, excluding inventory valuation adjustments, helps readers of the Company’s financial statements compare profits to its competitors with regard to the homes they deliver in the same period.  In addition, because gross margins on home sales is a financial measure that is not calculated in accordance with GAAP, it may not be completely comparable to similarly titled measures of the Company’s competitors due to potential differences in methods of calculation and charges being excluded.